Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                  ARRAN2005

Arran Funding Limited - Series:           05-A

ABS - Credit Card - Bank, Closing Date:   December 15, 2005

As at:                                    July 17, 2006

                          RATING (S&P/Moodys/Fitch)            POOLFACTOR            PAY                      COUPON
TRANCHE     CURRENCY     ORIGINAL          CURRENT        ORIGINAL     CURRENT    FREQUENCY           BASIS             CURRENT
--------------------------------------------------------------------------------------------------------------------------------
Class A       USD      AAA /Aaa/AAA     AAA /Aaa/AAA        100%         100%      Monthly    1 Mth LIBOR +    0.02%    5.21875%
Class B       USD         A/A1/A           A/A1/A           100%         100%      Monthly    1 Mth LIBOR +    0.18%    5.37875%
Class C       USD       BBB/Baa2/NR      BBB/Baa2/NR        100%         100%      Monthly    1 Mth LIBOR +    0.32%    5.51875%

          Scheduled start of Controlled Accumulation Period:    1 June, 2007
          Expected maturity:                                    15 December, 2008
          Legal final maturity:                                 15 December, 2010
          Structure:                                            Sr/sub Seq Pay
          Tax Election:                                         Debt
          Amort. Type:                                          Soft Bullet
          Transferors:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
          Originators:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
          Servicer:                                             RBS Cards, a division of The Royal Bank of Scotland plc
          Trustee:                                              Bank of New York (The)
          Underwriter:                                          The Royal Bank of Scotland plc

Pool Performance
----------------------------------------------------------------------------------------------------------------------
Month end       Gross      Expense     Gross Charge     Net Charge     Excess         Excess       Transferor Interest
              Yield (%)    Rate (%)    Off Rate (%)    Off Rate (%)  Spread (%)     Spread (%)          %       Min %
                                                                                   Roll 1/4 Ave
30 Jun 2006     20.24%       5.82%         7.04%           6.81%       7.61%           7.44%          41.13%      6%
31 May 2006     21.17%       5.64%         7.96%           7.76%       7.77%           7.62%          42.10%      6%
30 Apr 2006     17.93%       4.94%         6.19%           6.04%       6.95%           7.50%          42.57%      6%
31 Mar 2006     21.86%       6.03%         7.79%           7.68%       8.15%           7.98%          42.14%      6%
28 Feb 2006     18.24%       5.09%         5.88%           5.76%       7.40%            N/A           44.54%      6%
31 Jan 2006     19.99%       5.44%         6.22%           6.17%       8.38%            N/A           45.20%      6%
----------------------------------------------------------------------------------------------------------------------

Delinquencies (loans which are 30 days or more past due)
--------------------------------------------------------------------------------
                                     (% Pool)
              ---------------------------------------------------------
Month end       30-59 days    60-89 days    90-179 days    180+ days     Total
---------       ----------    ----------    -----------    ---------     -----

30 Jun 2006        1.27%         1.02%          2.59%         3.59%      8.47%
31 May 2006        1.29%         1.06%          2.48%         3.47%      8.31%
30 Apr 2006        1.37%         1.03%          2.43%         3.47%      8.30%
31 Mar 2006        1.29%         1.01%          2.40%         3.36%      8.06%
28 Feb 2006        1.32%         0.97%          2.32%         3.24%      7.85%
31 Jan 2006        1.27%         0.93%          2.27%         3.11%      7.58%
--------------------------------------------------------------------------------

Payment Rate
--------------------------------------------------------------------------------
                           Payments                         Pool balance
                 ------------------------------             ------------
Month End        Total ((pound)000)    Rate (%)              (pound)000

30 Jun 2006           1,144,949         22.93%                4,911,036
31 May 2006           1,202,916         23.90%                4,992,642
30 Apr 2006             977,762         19.57%                5,033,594
31 Mar 2006           1,302,499         24.99%                4,996,352
28 Feb 2006           1,071,000         20.30%                5,212,805
31 Jan 2006           1,239,175         23.00%                5,275,021
--------------------------------------------------------------------------------

----------------------------------------------------------
Average Actual Balance:                  (pound)     1,092

Number of Accounts:                              4,495,505
----------------------------------------------------------

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 17th day of July, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business